IDAHO MANAGEMENT AGREEMENT

THIS BUSINESS MANAGEMENT AGREEMENT, dated February 1, 2011, amends any prior management agreements by and between BIG JOHN'S, LLC (John Hofman), and BROWNWICK, LLC.

BROWNWICK, LLC desires BIG JOHN'S, LLC (John Hofman) to manage the day to day business activities of its company and provide business space.

1. Authorization To Manage
BROWNWICK, LLC hereby authorizes BIG JOHN'S, LLC (John Hofman) to manage the day to day business affairs of BROWNWICK, LLC.

2. Term
The term of this MANAGEMENT AGREEMENT shall commence on February 1, 2011 and shall expire upon management vote.

3. Management Fee
The monthly management fee shall be paid in advance as follows
February 2011 $10,700.00
This monthly amount will continue in each succeeding month thereafter. It can only be changed upon management vote.

4. Entire Agreement
This instrument constitutes the entire agreement between the parties on the subject matter hereof and shall not be amended, altered, or changed except by a further writing signed by parties hereto.

5. Notices
Service of all notices under this Agreement shall be sufficient if given personally or mailed certified, return receipt requested, postage prepaid, at the address hereinafter set forth, or to such address as such party may provide in writing from time to time.

This MANAGEMENT AGREEMENT shall be construed and enforced according to the laws of the State of Idaho.

WITNESS THE SIGNATURES OF THE PARTIES TO THIS MANAGEMENT AGREEMENT

COMPANY BROWNWICK, LLC

Sign: Bruce P Crane Print: Bruce P Crane

Date: 2-1-11

MANAGER BIG JOHN'S, LLC (John Hofman)
Sign: John Hof Print: John B Hofman

Date: 2-1-11